UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 6, 2020
Skyworks Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware		001-05560	04-2302115
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

5260 California Avenue	Irvine	California	92617
(Address of principal executive offices)			(Zip Code)

(949)	231-3000
(Registrant’s telephone number, including area code)

20 Sylvan Road, Woburn, MA 01801
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.25 per share	SWKS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
At the annual meeting of stockholders of Skyworks Solutions, Inc. (the “Company”), held on May 6, 2020 (the “Annual Meeting”), the Company’s stockholders were asked to consider and vote on nine proposals that are described in the Company’s definitive proxy statement that was filed with the Securities and Exchange Commission on March 27, 2020, in connection with the Annual Meeting (the “Proxy Statement”). The results of the voting on each of those proposals were as follows:

1.    The Company’s stockholders elected each of David J. Aldrich, Alan S. Batey, Kevin L. Beebe, Timothy R. Furey, Liam K. Griffin, Christine King, David P. McGlade, Robert A. Schriesheim, and Kimberly S. Stevenson to serve as a director of the Company until the next annual meeting of the Company’s stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

The voting results with respect to each director elected at the Annual Meeting are set forth in the following table:

Nominees	Votes For	Votes Against	Votes Abstain	Broker Non-Votes
David J. Aldrich	117,697,743	5,973,974	275,787	20,562,239
Alan S. Batey	122,827,323	829,665	290,516	20,562,239
Kevin L. Beebe	115,644,768	8,012,519	290,217	20,562,239
Timothy R. Furey	117,742,571	5,912,520	292,413	20,562,239
Liam K. Griffin	121,060,052	2,608,221	279,231	20,562,239
Christine King	119,528,479	4,150,420	268,605	20,562,239
David P. McGlade	118,294,248	5,362,172	291,084	20,562,239
Robert A. Schriesheim	116,905,145	6,750,828	291,531	20,562,239
Kimberly S. Stevenson	121,342,749	2,326,472	278,283	20,562,239
Following the Annual Meeting, Mr. McGlade was designated by the board of directors as chairman of the audit committee.

2.    The Company’s stockholders ratified the selection by the Company’s Audit Committee of KPMG LLP as the Company’s independent registered public accounting firm for the Company’s 2020 fiscal year.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
141,859,677	2,335,105	314,961	0

3.    The Company’s stockholders voted to approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
110,309,368	12,966,575	671,561	20,562,239

4.    The Company’s stockholders voted to approve an Amendment to the 2002 Employee Stock Purchase Plan, as Amended.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
122,748,614	874,547	324,343	20,562,239

5.    The Company’s stockholders did not approve an amendment to the Charter to eliminate the supermajority vote provisions relating to stockholder approval of a merger or consolidation, disposition of all or substantially all of the Company's assets, or issuance of a substantial amount of the Company's securities.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
122,993,829	691,920	261,755	20,562,239

6.    The Company’s stockholders did not approve an amendment to the Charter to eliminate the supermajority vote provisions relating to stockholder approval of a business combination with any related person.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
122,885,097	803,209	259,198	20,562,239

7.    The Company’s stockholders did not approve an amendment to the Charter to eliminate the supermajority vote provision relating to stockholder amendment of charter provisions governing directors.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
122,905,349	772,062	270,093	20,562,239

8.    The Company’s stockholders did not approve an amendment to the Charter to eliminate the supermajority vote provision relating to stockholder amendment of the charter provision governing action by stockholders.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
122,945,197	744,169	258,138	20,562,239

9.    The Company’s stockholders did not approve a stockholder proposal regarding a right by stockholders to act by written consent.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
55,357,241	67,869,899	720,364	20,562,239

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skyworks Solutions, Inc.

May 8, 2020	By:	/s/ Robert J. Terry
	Name:	Robert J. Terry
	Title:	Senior Vice President, General Counsel and Secretary